UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report: August 21, 2022

(Date of earliest event reported)

MARVELL TECHNOLOGY, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-40357	85-3971597
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1000 N. West Street, Suite 1200

Wilmington, Delaware 19801

(Address of principal executive offices, including Zip Code)

(302) 295-4840

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares	MRVL	The Nasdaq Stock Market, LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The Board of Directors (the “Board”) of Marvell Technology, Inc. (the “Company”) approved the appointment of Rebecca W. House to the Board effective August 22, 2022.

Ms. House plans to stand for election at the 2023 annual meeting of stockholders expected to be held on or around June 2023. The Board has determined Ms. House to be an “independent director” as defined under the applicable rules and regulations of the Securities and Exchange Commission and the listing requirements and rules of The NASDAQ Stock Market.

Ms. House, age 49, has served as the Senior Vice President, Chief People (since July 2020) and Legal Officer and Secretary since January 3, 2017 of Rockwell Automation, Inc. (a global leader in industrial automation and digital transformation). Prior to that she served as the Assistant General Counsel, Operations and Compliance, and Assistant Secretary, at Harley-Davidson, Inc. (a motorcycle manufacturer). Ms. House serves on the board of directors for FMI Funds, Inc., MIND Research Institute, and the Wisconsin Alumni Research Foundation (WARF). She is also a director and former Board President of Sojourner Family Peace Center, the largest provider of domestic violence services in the state of Wisconsin. She graduated with a bachelor of arts degree from the University of Wisconsin – Madison. She earned her law degree, magna cum laude, from Harvard Law School in Cambridge, Massachusetts.

There are no family relationships between Ms. House and any other director or executive officer of the Company. Nor are there any transactions between Ms. House or any member of her immediate family and the Company that would be reportable as a related party transaction under the rules of the United States Securities and Exchange Commission. Further, there is no arrangement or understanding between Ms. House and any other persons or entities pursuant to which Ms. House was appointed as a director of the Company.

Ms. House will participate in all director compensation and benefit programs in which the Company’s other non-employee directors participate, including an annual director retainer of $75,000 and an annual equity grant of restricted stock units valued at $235,000, which will be granted on the date of the 2023 annual meeting of stockholders. In addition, upon joining the Board, Ms. House received a restricted stock unit award valued in an amount equal to a prorated portion of the annual equity grant, which prorated grant will vest on the date of the 2023 annual meeting of stockholders.

A copy of the press release announcing Ms. House’s appointment is furnished herewith as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

99.1	Press Release dated August 22, 2022

104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MARVELL TECHNOLOGY, INC.

Date: August 22, 2022	By:	/s/ Mark Casper
Mark Casper
Senior Vice President and General Counsel